SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
          --------------------------------------------------------
              (Name of Registrant as Specified in its Charter)

                                    N/A
          --------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     -------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------
     (3) Filing Party:
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     (4) Date Filed:
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[Logo of ICN Pharmaceuticals, Inc.]

ICN PHARMACEUTICALS, INC.

        International Headquarters           Telephone: (714) 545-0100
        ICN Plaza                            FAX:  (714) 641-7274
        3300 Hyland Avenue                   Telex: 67-0413
        Costa Mesa, California  92626


                               Please Deliver
                                Immediately


                           CONFERENCE CALL ALERT

           Milan Panic, Chairman and Chief Executive Officer, ICN
         Pharmaceuticals, Inc. (NYSE:ICN) cordially invites you to
                participate in our First Quarter Conference
                Call for the period ending March 31, 2001.


                           THURSDAY, MAY 3, 2001

              10:00 A.M. EASTERN TIME (7:00 A.M. PACIFIC TIME)

Mr. Panic and other members of management will be on-line to discuss ICN's First Quarter 2001 Earnings, followed by Q&A.

Please dial (719) 457-2624 at least ten minutes prior to the conference call in order to afford the operator enough time to tie you into the system. Please give the following confirmation code for the call: 601745.

If you are unable to participate "live" on the conference call, a rebroadcast recording will be available two hours following the call's conclusion through Tuesday, May 8. Please dial (719) 457-0820 for this rebroadcast. You will need the above confirmation code for the rebroadcast.

We look forward to your participation.


ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2001 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3104.

ICN, its executive officers and directors may be deemed to be participants in the solicitation of proxies for ICN's 2001 annual meeting of stockholders. Information regarding these participants is contained in the Schedules 14A filed by ICN with the Securities and Exchange Commission by April 19, 2001.

Any securities of ICN International offered will not be and have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the United States, absent registration or an applicable exemption from registration requirements.

When available, copies of the preliminary prospectus relating to the offering of shares of Class A Common Stock of Ribapharm Inc. may be obtained from the offices of UBS Warburg LLC, 299 Park Avenue, New York, New York 10171 (212) 821-4011.

A registration statement relating to the shares of Class A common stock of Ribapharm Inc. has been filed with the U.S. Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

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